UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

FORLINK SOFTWARE CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-18731	98-0398666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9F Shenzhou Mansion, No. 31

ZhongGuanCun South Road

Haidan District, Beijing, P.R. China

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (0086) 10 6811 8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As set forth in the Definitive Information Statement on Schedule 14C, which was attached as Exhibit (a)(3) to the Company’s Schedule 13E-3 and was mailed to each stockholder of the Company on July 25, 2013, the Company engaged in a transaction that is structured to reduce the number of record holders of its shares of common stock, par value $0.001 per share (“Common Stock”) to fewer than 300 and enable the Company to terminate the registration of its Common Stock under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intends to suspend its duty to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”) by filing with the SEC a Certification and Notice of Termination of Registration on Form 15 (“Form 15”). Often referred to as a “going private” transaction (the “Transaction”), the Transaction consisted of: (i) a 1-for-30,000 reverse stock split of the Company’s authorized shares of Common Stock, which was accompanied by a corresponding decrease in the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). In lieu of the Company issuing fractional shares to stockholders owning less than 30,000 pre-Reverse Stock Split shares, it will pay cash equal to $0.26 multiplied by the number of pre-Reverse Stock Split shares held by such stockholder (the “Cash-Out Price”), followed by (ii) a 30,000-for-1 forward stock split of the Company’s authorized shares of Common Stock, which was accompanied by a corresponding increase in the Company’s issued and outstanding shares of Common Stock (the “Forward Stock Split”). Accordingly, stockholders owning fewer than 30,000 pre-Reverse Stock Split shares (“Discontinued Stockholders”), will have no further interest in the Company, will no longer be stockholders of the Company and will be entitled to receive only the Cash-Out Price.

In order to receive payment, stockholders whose shares are registered in their names must send certificates representing such shares of the Company’s Common Stock to Nevada Agency and Transfer Company, as paying agent in the Transaction (the “Exchange Agent”), at the following address, accompanied by properly completed documentation: Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno NV 89501.

For stockholders holding Common Stock in street name through a nominee (such as a bank or broker), their nominees will be instructed to effect the Reverse Stock Split and Forward Stock Split for their beneficial holders.

The Company has sent each stockholder, including the Discontinued Stockholders, an instruction letter describing the procedure for surrendering stock certificates in exchange for the payment of the Cash-Out Price. Upon receipt of properly completed documentation and stock certificates, each Discontinued Stockholder will be entitled to receive the cash payment, without interest, from the Exchange Agent.

The Transaction has been approved and declared by Financial Industry Regulatory Authority to take effect on August 14, 2013. As a result of the Transaction, the fractional shares of Common Stock acquired by the Company will be cancelled and returned to the status of authorized but unissued shares. Immediately upon the filing of the Form 15 with the SEC on August 14, 2013, the Company will no longer be required to file periodic reports under section 13(a) of the Exchange Act with the SEC. Upon the effectiveness of Form 15, which is 90 days after Form 15 is filed with the SEC, the Company will no longer be subject to the reporting requirements under the Exchange Act as long as the number of its stockholders of record remains below 300 and the public registration of its common stock under the Exchange Act will be terminated 90 days after the filing of the Form 15. When the Company ceases to file reports with the SEC the Company’s Common Stock will no longer be eligible for quotation on the OTCQB tier of the OTC Markets; however, the Common Stock may be eligible for continued quotation on the OTC Pink tier of the OTC Markets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2013	FORLINK SOFTWARE CORPORATION, INC. (Registrant)

	By:	/s/ Yi He
Yi He
Chief Executive Officer